Exhibit 10.3

AMENDMENT NO. 3
TO
2001 DIRECTORS’ STOCK OPTION PLAN
OF
ICU MEDICAL, INC.

Effective July 17, 2009, Section 6.3 of the 2001 Directors Stock Option Plan of ICU Medical, Inc. is hereby amended, pursuant to Section 11 of the Plan, to read in their entirety as follows:

“6.3       Vesting. Each Option shall become fully exercisable on the one year anniversary of its Grant Date, subject, however, to Section 3.3(a).”

Adopted by the Board of Directors of

ICU Medical, Inc. on July 17, 2009